Exhibit 1
News release via Canada NewsWire, Toronto 416-863-9350

    Attention Business Editors:

    Breakwater announces production update, further El Toqui exploration results and management additions

    TORONTO, Sept. 25 /CNW/ - Breakwater Resources Ltd. ("Breakwater")
announced today the release of updated production projections for 2006, the latest drill results from the Porvenir exploration program at El Toqui and the appointment of two new members of senior management.

    <<
    Production Update

    Our revised 2006 production projections for all sites (including
    Langlois) are:

    -------------------------------------------------------------------------
                               January 2006                   September 2006
                                   (payable)                        (payable)
    -------------------------------------------------------------------------
    Zinc                 240,100,000 pounds               204,200,000 pounds
    -------------------------------------------------------------------------
    Copper                18,700,000 pounds                13,400,000 pounds
    -------------------------------------------------------------------------
    Lead                  20,500,000 pounds                22,400,000 pounds
    -------------------------------------------------------------------------
    Silver                 1,889,500 ounces                 1,888,100 ounces
    -------------------------------------------------------------------------
    Gold                      59,600 ounces                    45,600 ounces
    -------------------------------------------------------------------------

    The projections above are based on the following mine site production forecasts:

    -------------------------------------------------------------------------
    Revised
    Forecast
    2006          Myra Falls  El Mochito    El Toqui    Langlois   All Sites
    -------------------------------------------------------------------------
    Ore Milled
     (tonnes)        750,000     690,000     532,000      65,000   2,037,000
    -------------------------------------------------------------------------
      Zinc (%)           5.9         5.9         6.2         9.1         6.1
    -------------------------------------------------------------------------
      Copper (%)         1.1         n/a         n/a         0.5         n/a
    -------------------------------------------------------------------------
      Lead (%)           0.5         1.9         n/a         n/a         n/a
    -------------------------------------------------------------------------
      Gold (g/t)         1.4         n/a         2.3         n/a         n/a
    -------------------------------------------------------------------------
      Silver (g/t)      42.9          88         5.5          30         n/a
    -------------------------------------------------------------------------
    Concentrate
     Production
    -------------------------------------------------------------------------
      Zinc
       (tonnes)       73,400      71,000      60,100      10,100     214,600
    -------------------------------------------------------------------------
      Copper
       (tonnes)       25,700         n/a         n/a       1,000      26,700
    -------------------------------------------------------------------------
      Lead
       (tonnes)          500      15,600         n/a         n/a      16,100
    -------------------------------------------------------------------------
      Gold
      (tonnes)            13         n/a       3,809         n/a       3,822
    -------------------------------------------------------------------------
    Payable Metal
    -------------------------------------------------------------------------
      Zinc
       (pounds)   70,500,000  69,100,000  54,600,000  10,000,000 204,200,000
    -------------------------------------------------------------------------
      Copper
       (pounds)   12,900,000         n/a         n/a     500,000  13,400,000
    -------------------------------------------------------------------------
      Lead
       (pounds)      400,000  22,000,000         n/a         n/a  22,400,000
    -------------------------------------------------------------------------
      Silver
       (ounces)      589,200   1,273,100       6,900      18,900   1,888,100
    -------------------------------------------------------------------------
      Gold
       (ounces)       16,200         n/a      29,400         n/a      45,600
    -------------------------------------------------------------------------
    >>

    The Company has lowered its production estimates for 2006 following delays in implementing the underground performance improvements at Myra Falls.
    Principally, additional ventilation requirements in the western extensions of the mine has slowed, and will continue to slow, production improvements in the short term. The surface ramp continues on plan and the breakthrough into the mine ventilation system is anticipated in early
November. The mill upgrades are on schedule and on budget. The new copper and zinc circuits have been commissioned resulting in improved recoveries. Thus far, copper recoveries have improved by approximately 5% and zinc by approximately 3%. The development out to the Marshal zone continues on the 24 level. Diamond drilling to identify additional resources is expected to begin in November once the development face is far enough to the north. We continue to expect that production will improve through the remainder of the year.
    At El Mochito, we expect to mill more mineralized material than previously forecast due to improved productivity. This material is at a slightly lower average zinc grade because we are maximizing recovery of the reserves and recovering some lower grade material which is economic at current metal prices. The lead grade of this material is the same, resulting in greater than expected payable lead production.
    At El Toqui, higher zinc ore tonnages and grades have resulted in higher projected zinc concentrate production for 2006. This has allowed stockpiling of gold/zinc ore and concentrate in anticipation of the December commissioning of the new GEKKO intensive leach reactor which will improve gold recoveries.
    At Langlois, as we previously reported in the second quarter report, we expect to mill 65,000 tonnes of the 100,000 tonnes of the mineralized material which is to be mined out of Zones 3 and 4 and Grevet B.
    The Company is hosting an analyst mine tour at Myra Falls on September
26th, 2006. Presentations will be made available on our website at
www.breakwater.ca.

    El Toqui Exploration Porvenir Update

    By press release dated August 1, 2006, the Company described its exploration of the Porvenir deposit at El Toqui. Further drilling has occurred and the Company continues to be encouraged by results to date.
    Porvenir, located 400m southeast of the Aserradero deposit, is a mineralized area which the Company is exploring as part of its aggressive 2006 exploration program at El Toqui. Four surface drill rigs are currently testing a variety of targets based on an integrated exploration approach.
    Porvenir, hosts zinc skarn-type mineralization that also contains minor amounts of gold and has been traced at depth along strike for approximately
700m. The sediment-hosted mineralized horizon remains open along trend and suggests a repeat of economic deposits along mineralized corridors trending northwest-southeast towards the southern part of the El Toqui district.
    Thirty-four diamond drill holes, totalling 15,161m, have been completed to date. Mineralization is contained in a gently-dipping manto averaging approximately 6 metres in thickness.
    Additional drilling during the fourth quarter will continue to test the extent of the mineralization. The Company expects to carry out a resource calculation during the fourth quarter once all results have been received and analysed.

    <<
             Table I - Porvenir Diamond Drill Hole Intersections

    -------------------------------------------------------------------------
                             Total               Core  True
    Drill-   Dip   Azimuth  Length   From   To  Length Thick. Zn   Cu    Au
    Hole                      (m)    (m)    (m)   (m)   (m)   (%)  (%)  (g/t)
    -------------------------------------------------------------------------
    PDT-07   -90         -   827.5  576.9  581.3  4.4   4.0  3.24  0.18  0.04
           degrees
    -------------------------------------------------------------------------
    PDT-07   -90         -   827.5  589.0  593.6  4.6   4.2  1.45  0.25  0.02
           degrees
    -------------------------------------------------------------------------
    PDT-07   -90         -   827.5  649.5  655.0  5.5   5.0  0.05  1.33  0.15
           degrees
    -------------------------------------------------------------------------
    PDT-08   -90         - 1,089.6  642.6  652.4  9.8   8.4    Fe-rich manto
           degrees                                               Intercept
    -------------------------------------------------------------------------
    PDT-09   -90         -   826.4  603.1  607.9  4.8   3.8  0.10  0.29  0.07
           degrees
    -------------------------------------------------------------------------
    PDT-10   -80    N 43 W   653.4  515.9  521.9  6.0   5.0  2.26  0.07  0.05
           degrees  degrees
    -------------------------------------------------------------------------
    PDT-11   -73    N 63 E   449.7  414.8  421.8  7.0   6.7  4.53  0.08  0.12
           degrees  degrees
    -------------------------------------------------------------------------
    PDT-12   -78    N 62 E   392.5  356.8  363.2  6.5   6.1 10.68  0.05  0.06
           degrees  degrees
    -------------------------------------------------------------------------
    PDT-13   -71    S 40 E   424.6  379.4  387.3  8.0   6.5  9.70  0.07  0.81
           degrees  degrees
    -------------------------------------------------------------------------
    PDT-14   -78    S 47 E   394.5  346.3  350.9  4.6   4.2  6.30  0.12  0.03
           degrees  degrees
    -------------------------------------------------------------------------
    PDT-15   -90         -   317.6  220.6  226.3  5.7   5.5  6.66  0.09  0.03
           degrees
    -------------------------------------------------------------------------
    PDT-16   -65    S 12 E   407.3  382.1  387.1  5.0   4.2  5.64  0.11  0.77
           degrees  degrees
    -------------------------------------------------------------------------
    PDT-17   -90         -   329.4  317.2  326.0  8.0   7.7 11.05  0.11  0.04
           degrees
    -------------------------------------------------------------------------
    PDT-18   -75    S 07 W   392.8  366.3  371.2  4.9   4.6  7.61  0.17  0.43
           degrees  degrees
    -------------------------------------------------------------------------
    PDT-19   -90         -   308.2  289.5  294.1  4.6   4.4    Fe-rich manto
           degrees                                               Intercept
    -------------------------------------------------------------------------
    PDT-20   -90         -   290.7  263.8  266.4  2.5   2.5  Barren limestone
           degrees
    -------------------------------------------------------------------------
    PDT-21   -81    N 31 E   365.3  320.8  325.4  4.5   4.4  8.04  0.31  0.08
           degrees  degrees
    -------------------------------------------------------------------------
    PDT-22   -90    N 40 W   320.1  291.6  298.3  6.7   6.6  9.74  0.10  0.05
           degrees  degrees
    -------------------------------------------------------------------------
    PDT-23   -77    N 18 W   299.5  248.3  254.7  6.5   5.9   Barren Coquina
           degrees  degrees
    -------------------------------------------------------------------------
    PDT-24   -72    S 10 E   395.5  384.4  388.9  4.5   4.0  2.35  0.08  0.10
           degrees  degrees
    -------------------------------------------------------------------------
    PDT-25   -90         -   992.6  296.9  303.1  6.2   6.0 17.12  0.05  0.07
           degrees
    -------------------------------------------------------------------------
    PDT-26   -80    N 43 E   389.0  376.4  381.1  4.7   4.5  5.38  0.10  0.03
           degrees  degrees
    -------------------------------------------------------------------------
    PDT-27   -90         -   421.2  386.0  392.2  6.2   6.0  0.10  0.36  0.05
           degrees
    -------------------------------------------------------------------------
    PDT-28   -70    N 43 E   418.2  406.7  410.6  4.5   4.2  2.21  0.15  0.03
           degrees  degrees
    -------------------------------------------------------------------------
    PDT-29   -90         -   328.4  307.9  317.8  9.9   9.9  Barren limestone
           degrees
    -------------------------------------------------------------------------
    PDT-30   -90         -   308.4  291.3  301.4 10.1  10.2    Fe-rich manto
           degrees                                               Intercept
    -------------------------------------------------------------------------
    PDT-31   -90         -   293.3  277.9  284.1  6.2   6.2 14.92  0.05  0.43
           degrees
    -------------------------------------------------------------------------
    PDT-32   -90         -   267.8  203.7  220.4 10.4  10.0    Fe-rich manto
           degrees                                               Intercept
    -------------------------------------------------------------------------
    PDT-33   -76    N 45 E   386.5  354.8  363.6  8.8   8.4  9.22  0.11  0.12
           degrees  degrees
    -------------------------------------------------------------------------
    PDT-34   -73    S 42 W   329.4  316.9  322.2  5.3   4.9    Fe-rich manto
           degrees  degrees                                      Intercept
    -------------------------------------------------------------------------
    PDT-35   -90             917.7  217.3  227.9 10.6  10.3    Fe-rich manto
           degrees       -                                       Intercept
    -------------------------------------------------------------------------
    PDT-36   -90             328.7  284.0  289.4  5.4   5.2  0.12  0.84  0.16
           degrees       -
    -------------------------------------------------------------------------
    PDT-37   -61    S 15 W   338.5  301.4  306.3  4.9   4.1 25.26  0.03  0.12
           degrees  degrees
    -------------------------------------------------------------------------
    PDT-38   -70    N 17 W   308.2  293.3  304.4 11.1   9.4    Fe-rich manto
           degrees  degrees                                       Intercept
    -------------------------------------------------------------------------
    PDT-39   -55    N 17 W   360.3  340.0  356.0 10.1   7.8       Pending
           degrees  degrees
    -------------------------------------------------------------------------
    PDT-40   -71    S 18 E   288.6  251.3  262.4  7.7   6.6       Pending
           degrees  degrees
    -------------------------------------------------------------------------
    >>

    Holes PDT-07 to PDT-31 were previously reported on August 1, 2006. Holes
PDT-37 and PDT-40 have confirmed that the mineralized zone continues to the northwest. There is now a connection with PDT-15. Hole PDT-33 is an in-fill hole. Holes PDT-32, PDT-34, PDT-35 and PDT-36 have defined the southwest boundary of Porvenir.
    Continued core logging, geological modeling and the compilation of structural and geochemical data has led to an increase in our understanding of the geological controls and origin of mineralizing fluids that formed Porvenir and how it differs from the nearby Aserradero gold skarn system.
    The primary feeder for the Porvenir deposit, the Don Amado fault (see
Figure I: http://files.newswire.ca/275/Aserradero.pdf), has now been traced by drilling along a northwest-southeast direction. The Company plans to continue diamond drilling to test the strike extent of mineralization both northwest and southeast.
    The exploration programs at El Toqui are under the supervision of Robert
McGuire, P.Eng. who is a qualified person as defined by National Instrument
43-101. All core samples are split in half at the drill site, with one-half of the core sample sent to Andes Analytical Assay Ltda. in Santiago for sample preparation and analysis by atomic absorption and fire assay for the gold values and high silver values. The other half of the core sample is retained on site. The pulp samples are sent to Assayers Canada in Vancouver, British
Columbia for further analysis by ICP methods.

    Management Additions

    Breakwater is also pleased to announce two new additions to its senior management team. Jason Stevens joins Breakwater as Executive Vice President,
Legal and Corporate Affairs & Secretary and Daniel Goffaux rejoins Breakwater as Vice President, Latin America.
    A graduate of the University of Toronto Law School, Mr. Stevens is called to the bar in both Ontario (1991) and British Columbia (1996). Prior to joining Breakwater, Mr. Stevens spent six years with Placer Dome in various positions of increasing responsibility including Vice President, General
Counsel & Secretary of Placer Dome Canada. Mr. Stevens began his career in private practice in Toronto with Fraser & Beatty (now Fraser Milner Casgrain)
and was practising as a solicitor in the firm's Vancouver office prior to joining Placer Dome in Vancouver in 2000. In his role at Breakwater, Mr.
Stevens will be responsible for all legal aspects of the Company's business and for executive management oversight of corporate affairs including investor relations.
    Mr. Goffaux returns to Breakwater after a brief departure. He holds a
M.Sc. Engineering - Mines from the Universite de Liege, Belgium and is member of both the Quebec Order of Engineers and Professional Engineers of Ontario.
Early in his career Mr. Goffaux held a number of progressively more senior operations roles with a number of mining companies. From 1997 to 2002 Mr.
Goffaux was Vice President and General Manager of Black Hawk Mining Inc.'s El
Limon Mine in Nicaragua after which he became Black Hawk's Vice President,
Corporate Development. In 2003 he joined Breakwater as the General Manager of the Bougrine mine in Tunisia, a position he held until the closure of Bougrine in September 2005. Since returning to Canada following the closure of
Bougrine, Mr. Goffaux has been engaged by Micon International working on various projects from their Montral office. In his role, Mr. Goffaux will be responsible for all aspects of the Latin American operations. Mr. Goffaux replaces Mr. Robert Byrd who has left the Company. The Company wishes Mr. Byrd well in his future endeavours.
    In making the announcement George E. Pirie, President and CEO stated,
"Both Jason and Daniel bring to their new roles a wealth of experience, both domestically and in the international arena. They are valuable additions to our management team."

    Breakwater is a mineral resource company engaged in the acquisition, exploration, development and mining of base metal and precious metal deposits in the Americas and North Africa. Breakwater has three producing zinc mines:
the Myra Falls mine in British Columbia, Canada; the El Mochito mine in
Honduras; and the El Toqui mine in Chile. The Company is also developing the underground Langlois mine in Canada which is expected to deliver some production in the fourth quarter of 2006 and be in full commercial production by mid-2007.

    Certain information included in this press release, including any information as to our future financial or operating performance and other statements that express management's expectation or estimates of future performance, constitute "forward-looking statements". The words "expect",
"will", "intend", "estimate" and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The Company cautions the reader that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Breakwater to be materially different from the Company's estimated future results, performance or achievements expressed or implied by those forward-looking statements and the forward-looking statements are not guarantees of future performance. These risks, uncertainties and other factors include, but are not limited to, risks associated with the mining industry such as government regulation, environmental and reclamation risks, title disputes or claims, success of mining activities, future commodity prices, costs of production, possible variation in ore reserves, resources, grade or recovery rates, failure of plant, equipment or processes to operate as anticipated, accidents, labour disputes, the timing of estimated future production, capital expenditures, financial market fluctuations, requirements for additional capital, conclusions of economic evaluations, limitations on insurance coverage, risks associated with using third-party contractors, inflation as well as those factors discussed in the Company's most recent Form
40-F/Annual Information Form on file with the US Securities and Exchange
Commission and Canadian provincial securities regulatory authorities.
    The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

    %SEDAR: 00002929E          %CIK: 0000782875

    /For further information: Torben Jensen, Vice President, Engineering,
(416) 363-4798 Ext. 232; Ann Wilkinson, Vice President, Investor Relations,
(416) 363-4798 Ext. 277/
    (BWR.)

CO:  Breakwater Resources Ltd.

CNW 20:38e 25-SEP-06